UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2009

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2009 (the “Effective Date”), Jazz Pharmaceuticals, Inc. (the “Company”) entered into an Amendment and Waiver Agreement (the “Amendment and Waiver”) with respect to that certain Senior Secured Note and Warrant Purchase Agreement, dated as of March 14, 2008, among the purchasers named therein (the “Purchasers”), the Company and JPI Commercial, LLC (“JPIC” and together with the Company the “Credit Parties”), a wholly-owned subsidiary of the Company (the “Note Purchase Agreement”).

Under the terms of the Amendment and Waiver, the Note Purchase Agreement was amended to:

•

Require JPIC to make scheduled principal payments of $40.0 million on the $119.5 million principal amount of senior secured notes outstanding under the Note Purchase Agreement (the “Notes”) on the following schedule (such payments, the “Scheduled Amortization Payments”):

Date	Principal Amount
March 31, 2010	$3,000,000
June 30, 2010	$6,000,000
September 30, 2010	$9,000,000
December 31, 2010	$10,000,000
March 31, 2011	$12,000,000

The Scheduled Amortization Payments are not subject to any prepayment penalty or make-whole amounts.

•

Allow JPIC, on or prior to February 15, 2010 and subject to certain restrictions, to voluntarily prepay up to $40.0 million principal amount of the Notes without any prepayment penalty or make-whole amount. Any such voluntary prepayment would be credited towards the Scheduled Amortization Payments in stated order of maturity.

•

Reduce the minimum cash balance required to be maintained by JPIC if annualized net sales of the Company’s products are less than $100.0 million from 15% to 7.5% of the then outstanding principal amount of the Notes if the outstanding principal amount of the Notes decreases to below $80.0 million.

•

Provides that the make-whole amount applicable to prepayments continues to reduce, on a monthly basis until the date of such prepayment or in the case of a prepayment by reason of an event of default that has continued for more than 30 days, the date of such event of default.

In addition, pursuant to the Amendment and Waiver, the exercise price of each of the warrants originally issued by the Company to certain of the Purchasers pursuant to the Note Purchase Agreement (the “2008 Warrants”) was reduced from $14.23 per share to $9.34 per share, and the exercise price of each of the warrants originally issued by the Company to certain of the Purchasers pursuant to that certain Senior Secured Note and Warrant Agreement, dated as of June 24, 2005, by and among the purchasers named therein and Twist Merger Sub, Inc. (the “2005 Warrants” and together with the 2008 Warrants, the “Warrants”), was reduced from $20.36 to $9.34 per share.

In addition, the Amendment and Waiver amended certain terms of that certain Registration Rights Agreement, dated as of dated as of March 17, 2008, among the Company and the Purchasers (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, as amended, the Company, among other things, agreed to file, on or prior to January 9, 2010, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering for resale the shares of the Company’s common stock issuable upon exercise of the 2008 Warrants.

In addition, under the terms of the Amendment and Waiver, the Purchasers waived any default or event of default caused by any Credit Party’s non-compliance prior to the Effective Date with the Note Purchase Agreement and related agreements, any default or event of default arising as a result of any Credit Party’s actions or inactions, or the existence of particular conditions prior to the Effective Date, and any default or event of default related to a default or event of default under, and as defined in, the Amended and Restated Loan Agreement between the Company and Silicon Valley Bank.

Pursuant to the terms of the Amendment and Waiver, JPIC agreed to pay a restructuring fee to the Purchasers equal to $500,000 (the “Restructuring Fee”). The Restructuring Fee is fully-earned as of the Effective Date and is payable on the maturity date of the Notes, or upon earlier repayment in full of the Notes.

The foregoing is only a brief description of the material terms of the Amendment and Waiver, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment and Waiver that is filed as Exhibit 4.5F to this Current Report on Form 8-K, as well as the Note Purchase Agreement, the Notes, the Form of 2008 Warrant, the Form of 2005 Warrant and the Registration Rights Agreement that were previously filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the description set forth under Item 1.01 above with respect to the Amendment and Waiver, including the Scheduled Amortization Payments, which is incorporated into this Item 2.03 by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to the description set forth under Item 1.01 above with respect to the Amendment and Waiver, including the Scheduled Amortization Payments, which is incorporated into this Item 2.04 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Warrants, which is incorporated into this Item 3.02 by reference. As of the date hereof, an aggregate of 562,192 shares of the Company’s common stock were issuable upon exercise of the 2008 Warrants and an aggregate of 785,728 shares of the Company’s common stock were issuable upon exercise of the 2005 Warrants. Each of the 2005 Warrants are exercisable in whole or in part at any time until June 24, 2012 and may be exercised for cash or pursuant to the net exercise provisions of the 2005 Warrants. Each of the 2008 Warrants are exercisable in whole or in part at any time until March 17, 2013 and may be exercised for cash or pursuant to the net exercise provisions of the 2008 Warrants. The reduction of the exercise price of the Warrants as set forth under Item 1.01 above was effected in consideration of the Amendment and Waiver in reliance on the private offering exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

4.5F	Amendment and Waiver Agreement, dated as of November 10, by and among the Registrant, JPI Commercial, LLC and the other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ BRUCE C. COZADD
Bruce C. Cozadd
Chairman and Chief Executive Officer

Date: November 10, 2009

EXHIBIT INDEX

Number	Description

4.5F	Amendment and Waiver Agreement, dated as of November 10, by and among the Registrant, JPI Commercial, LLC and the other parties named therein.